UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2007

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York	10580
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As a result of receiving the requisite consents and tenders for our 9 3/4% Senior Subordinated Notes due 2012 (the “2012 Notes”), in order to effect the proposed amendments to the Indenture (as defined below) governing the 2012 Notes, Jarden Corporation (the “Company”) has executed and delivered a supplemental indenture (the “Supplemental Indenture”), dated as of February 12, 2007, among the Company, the guarantors party hereto and The Bank of New York (the “Trustee”), to the Indenture (the “Indenture’), dated as of April 24, 2002, among the Company, the guarantors named therein and the Trustee, as supplemented. The Supplemental Indenture (and the proposed amendments contained therein) will not, however, become operative unless and until the Company accepts the 2012 Notes for purchase pursuant to the tender offer. The consummation of the tender offer is conditioned on the consummation of the previously announced offering of $550 million aggregate principal amount of our 7 1/2% Senior Subordinated Notes due 2017 and an amendment to our senior credit facility dated as of January 24, 2005, as amended, among the Company, the lenders and letter of credit issuers party thereto, Canadian Imperial Bank of Commerce, as administrative agent, Citicorp USA, Inc., as syndication agent, and Bank of America, N.A., National City Bank of Indiana and SunTrust Bank, as co-documentation agents.

Item 8.01 Other Events.

On February 12, 2007, the Company issued a press release to announce the offering of $100 million aggregate principal amount of its 7 1/2% Senior Subordinated Notes. The press release is attached hereto as exhibit 99.1 which is incorporated herein by reference.

On February 12, 2007, the Company also issued a press release to announce the pricing of the offering of $100 million aggregate principal amount of its 7 1/2% Senior Subordinated Notes. The Company also announced on February 12, 2007, that, in connection with its previously announced tender offer to purchase for cash all of its outstanding 2012 Notes, as well as the related consent solicitations to amend the indenture governing the 2012 Notes, it has been advised by the depositary for the tender offers and consent solicitations that, as of 5:00 P.M. New York City time on February 9, 2007, the expiration date of the consent solicitation, holders of a majority in aggregate principal amount of the 2012 Notes had validly tendered and not withdrawn their notes and had provided their consents to effect the proposed amendments to the indentures under which the 2012 Notes were issued. The press release is attached hereto as exhibit 99.2 which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following Exhibits are filed herewith as part of this report:

Exhibit	Description
99.1	Press Release of Jarden Corporation, dated February 12, 2007.

99.2	Press Release of Jarden Corporation, dated February 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2007

JARDEN CORPORATION

By:	/s/ Ian G.H. Ashken
Name:	Ian G.H. Ashken
Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release of Jarden Corporation, dated February 12, 2007.
99.2	Press Release of Jarden Corporation, dated February 12, 2007.